Exhibit 4.25

Power of Attorney

I, Fu Qianneng, a citizen of the People’s Republic of China (“PRC”), ID No.: (                              ), a shareholder of Chongqing Rui Zhihe E-commerce Co., Ltd. (hereinafter referred to as “domestic company”), holding 95% equity (“my equity”) of the company. With respect to my equity, I hereby unconditionally and irrevocably authorize [Shanghai Lightinthebox Information Technology Co., Ltd.] (hereinafter referred to as the “representative”, or the Sole-funded Company; for the avoidance of doubt, the aforementioned Chinese citizen does not include myself or any other shareholder of the domestic company as my representative) as my representative to exercise the following rights during the term of the Power of Attorney:

As my sole and exclusive agent, with respect to matters related to my equity, the authorized representative shall fully exercise the following rights in my name, including but not limited to: (1) attend the shareholders’ meeting of the domestic company, and sign resolutions of the shareholders’ meeting on my behalf; (2) exercise all of my rights as a shareholder under laws and the Articles of Association of the domestic company, including but not limited to the voting right, the right to sell, transfer, pledge or dispose of all or part of my equity; and (3) appoint and elect the legal representative, chairman, director, supervisor, general manager and other senior executives of the domestic company as my authorized representative.

To the extent of authorization, the representative is entitled to execute the Equity Transfer Agreement agreed in the Exclusive Option Agreement (to which I shall be a party) on my behalf within the authorization, and perform the Equity Pledge Agreement and Exclusive Option Agreement as scheduled to which I am a party and which are signed on the date of the power of attorney. The exercise of the right shall not restrict on the authorization in any way.

Unless otherwise agreed in the Power of Attorney, the representative is entitled to allocate, use or otherwise dispose of the cash dividends and other non-cash earnings from my equity in accordance with my oral or written instructions.

Unless otherwise agreed in the Power of Attorney, all actions taken by the representative with respect to my equity can be subject to its own judgment without my oral or written instructions.

All actions taken and documents signed by the representative with respect to my equity shall be deemed as taken and signed by myself, and shall be acknowledged by myself.

The representative has the sub-entrustment right, under which, the representative can sub-entrust the handling of above matters and the exercise of rights to my equity to other appropriate representative without prior notice to or consent of me.

While I am a shareholder of the domestic company, the Power of Attorney shall be irrevocable and remain in effect since the date of the Power of Attorney. Notwithstanding the foregoing, the Sole-funded Company is always entitled to terminate the Agreement through issuing written notice to the other party 30 days in advance at any time.

During the term of the Power of Attorney, I hereby waive all rights related to the my equity that have been authorized to the representative in the Power of Attorney, and cannot exercise the rights by myself.

/s/ Fu Qianneng
Fu Qianneng

September 25th, 2020

Power of Attorney

I, Zhu Jing, a citizen of the People’s Republic of China (“PRC”), ID No.: (                              ), a shareholder of Chongqing Rui Zhihe E-commerce Co., Ltd. (hereinafter referred to as “domestic company”), holding 5% equity (“my equity”) of the company. With respect to my equity, I hereby unconditionally and irrevocably authorize [Shanghai Lightinthebox Information Technology Co., Ltd.] (hereinafter referred to as the “representative”, or the Sole-funded Company; for the avoidance of doubt, the aforementioned Chinese citizen does not include myself or any other shareholder of the domestic company as my representative) as my representative to exercise the following rights during the term of the Power of Attorney:

As my sole and exclusive agent, with respect to matters related to my equity, the authorized representative shall fully exercise the following rights in my name, including but not limited to: (1) attend the shareholders’ meeting of the domestic company, and sign resolutions of the shareholders’ meeting on my behalf; (2) exercise all of my rights as a shareholder under laws and the Articles of Association of the domestic company, including but not limited to the voting right, the right to sell, transfer, pledge or dispose of all or part of my equity; and (3) appoint and elect the legal representative, chairman, director, supervisor, general manager and other senior executives of the domestic company as my authorized representative.

To the extent of authorization, the representative is entitled to execute the Equity Transfer Agreement agreed in the Exclusive Option Agreement (to which I shall be a party) on my behalf within the authorization, and perform the Equity Pledge Agreement and Exclusive Option Agreement as scheduled to which I am a party and which are signed on the date of the power of attorney. The exercise of the right shall not restrict on the authorization in any way.

Unless otherwise agreed in the Power of Attorney, the representative is entitled to allocate, use or otherwise dispose of the cash dividends and other non-cash earnings from my equity in accordance with my oral or written instructions.

Unless otherwise agreed in the Power of Attorney, all actions taken by the representative with respect to my equity can be subject to its own judgment without my oral or written instructions.

All actions taken and documents signed by the representative with respect to my equity shall be deemed as taken and signed by myself, and shall be acknowledged by myself.

The representative has the sub-entrustment right, under which, the representative can sub-entrust the handling of above matters and the exercise of rights to my equity to other appropriate representative without prior notice to or consent of me.

While I am a shareholder of the domestic company, the Power of Attorney shall be irrevocable and remain in effect since the date of the Power of Attorney. Notwithstanding the foregoing, the Sole-funded Company is always entitled to terminate the Agreement through issuing written notice to the other party 30 days in advance at any time.

During the term of the Power of Attorney, I hereby waive all rights related to the my equity that have been authorized to the representative in the Power of Attorney, and cannot exercise the rights by myself.

/s/ Zhu Jing
Zhu Jing

September 25th, 2020